Exhibit 107
Calculation of Filing Fee Tables

Form S-8
(Form Type)

LEMONADE, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.00001 per share	Rule 457(c) and Rule 457(h)	3,463,751(3)	$15.93	$55,177,553.43	$0.0001102	$6,008.57

Total Offering Amounts					$55,177,553.43		$6,008.57
Total Fee Offsets(5)							–
Net Fee Due							$6,008.57

(1) This Registration Statement (the “Registration Statement”) registers the issuance of the common stock of Lemonade, Inc. (the “Company”), par value $0.00001 (the “Common Stock”) registers an additional 3,463,751 shares of the Common Stock of the Company issuable under the Company’s 2020 Incentive Award Plan (the “Lemonade 2020 Plan”) for which registration statement of the Company on Forms S-8 (File Nos. 333-239656, 333-254011 and 333-266362) is effective, which, as a result of the operation of an automatic annual increase provision therein, added 3,463,751 shares of Common Stock.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares that may be offered or issued as a result of stock splits, stock dividends or similar transactions.

(3) Represents 3,463,751 shares of Common Stock reserved for issuance under the Lemonade 2020 Plan that became available for issuance on January 1, 2023 under the Lemonade 2020 Plan, pursuant to the terms of the Lemonade 2020 Plan.
(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices of the Registrant’s common stock as reported on The New York Stock Exchange on February 24, 2023.

(5) The Company does not have any fee offsets.